UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 6, 2008

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Charles J. Campise as Senior Vice President – Chief Financial Officer

On November 6, 2008, Charles J. Campise was promoted from Senior Vice President – Finance & Accounting and Chief Accounting Officer to Senior Vice President and Chief Financial Officer of Toreador Resources Corporation (“Toreador”). On January 24, 2008, Mr. Campise was promoted from Vice President – Finance & Accounting and Chief Accounting Officer to Senior Vice President – Finance & Accounting and Chief Accounting Officer of Toreador. On June 1, 2007, Mr. Campise was appointed Vice President, Finance & Accounting and Chief Accounting Officer of Toreador. Mr. Campise, 57, was the Vice President of Accounting and Chief Accounting Officer of Toreador from May 2005 to June 1, 2007. Prior to joining Toreador in May 2005, Mr. Campise was Corporate Controller of Transmeridian Exploration Incorporated from December 2003 until May 2005. Beginning in July 2002, he performed independent accounting and financial consulting until joining Transmeridian Exploration in December 2003. From April 2001 to June 2002, he served as the Finance Director and as a member of the Board of Directors of an Apache Corporation Joint Venture Company in Cairo, Egypt. From January 1998 to December 2001, he served as a Vice President of Finance and Administration for Ocean Energy Cote d’Ivoire.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	November 12, 2008
By:	/s/ Nigel Lovett
Nigel Lovett, President and CEO